Exhibit 10.13.1

                           RESTRICTED STOCK AGREEMENT
                               (Standard Version)

         Restricted Stock Agreement (this "Agreement"), dated as of________, ____ (the "Grant Date"), between GrafTech International Ltd. (the "Company") and
______________ (the "Participant").

                                   BACKGROUND

         Reference is made to the GrafTech International Ltd. Management Stock Incentive Plan, 1995 Equity Incentive Plan or 1996 Mid-Management Equity Incentive Plan, in each case as amended and restated effective through the Grant Date. As used herein, the term "Plan" means whichever of those Plans is specified below. A copy of the Plan has been made available to the Participant and the terms of the Plan are incorporated herein by reference.

         The Plan allows the Company to provide rewards and incentives to certain management employees of the Company and its Subsidiaries by, among other things, granting them shares of Common Stock. The Board or the Committee has determined that it would be in the best interest of the Company and its stockholders to grant the Restricted Shares to the Participant under the Plan.

         In consideration of the covenants contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

         Whenever capitalized terms are used in this Agreement, they shall have the meanings set forth in this Agreement or, if not defined in this Agreement, as set forth in the written employment agreement between the Participant and the Company or a Subsidiary or, if not defined in this Agreement and if not defined in such an agreement or there is no such agreement, as set forth in the Plan.

         "Cause" shall mean:

              (i) gross neglect or willful and continuing refusal by the Participant to substantially perform his or her duties or responsibilities for or owed to the Company or any Subsidiary (other than due to death, Disability or Retirement);

              (ii) breach by the Participant of his or her confidentiality obligations owed to the Company or any Subsidiary;

              (iii) willful engagement by the Participant in conduct which is demonstrably injurious to the Company or any Subsidiary (including a breach by the Participant of his or her non-competition or non-solicitation obligations owed to the Company or any Subsidiary); or


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              (iv) conviction or plea of nolo contendere by the Participant to a felony or a misdemeanor involving moral turpitude.

         "Disability" shall mean the inability of the Participant to perform in all material respects his or her duties or responsibilities for or owed to the Company or any Subsidiary by reason of a physical or mental disability or infirmity which inability is reasonably expected to be permanent and has continued:

              (i) for a period of ___ consecutive months; or

              (ii) such shorter period as the Company may determine.

The Participant (or his or her representative) must furnish the Company with satisfactory medical evidence documenting the Participant's disability or infirmity.

         "Retirement" means the Participant's retirement from employment by the Company and its Subsidiaries:

              (i) with the right to receive a non-actuarially reduced pension benefit under the UCAR Carbon Retirement Plan (or a successor plan); or

              (ii) if not eligible to participate in the UCAR Carbon Retirement Plan (or a successor plan) or if the UCAR Carbon Retirement Plan (or a successor plan) is not then in effect or shall have been changed in a manner which makes it materially more onerous to become eligible to receive such a benefit than it is on the Grant Date, at any time after attaining age __ with at least __ years of employment with the Company and its Subsidiaries or after attaining age __ or after attaining that age where the sum of the Participant's age and years of employment with the Company and its Subsidiaries equals or exceeds __.

                                   ARTICLE II

                           GRANT OF RESTRICTED SHARES

         2.1 Grant of Restricted Shares. The Participant is hereby granted _______ shares of Common Stock subject to the restrictions and conditions set forth in this Agreement. References in this Agreement to "Restricted Shares" mean the shares of Common Stock granted hereby.

         2.2 Value of Restricted Shares. The Fair Market Value of the Restricted Shares on the Grant Date was $_____ per share (which was the Fair Market Value of the Common Stock on the last trading day prior to the Grant Date, as specified by the Board or the Committee).

         2.3 Grant Information. The Restricted Shares have been granted under the 1995 Equity Incentive Plan. The Board or the Committee authorized the grant of the Restricted Shares on_________, ____.



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                                  ARTICLE III

                          VESTING OF RESTRICTED SHARES

         All of the Restricted Shares are unvested. Restricted Shares shall vest upon, but only upon, the earliest to occur of the events described in Section 3.1, 3.3 or 3.3, but subject to the limitations set forth in Section 3.4. All unvested Restricted Shares shall be forfeitable as set forth in Section 3.4 and shall be non-transferable as set forth in Section 4.3. All vested Restricted Shares shall become non-forfeitable and transferable at the time they first vest although:

              (i) transferability may be subject to pre-clearance and other restrictions under the Company's insider trading and other compliance policies and procedures;

              (ii) transferability may be restricted under Section 4.4 until all Withholding Requirements are satisfied; and

              (iii) transfers by executive officers should be reviewed in advance to determine if there would be any potential liability for short-swing profits under Section 16(b) of the Securities Exchange Act of 1934.

         3.1 Time Vesting. If not sooner vested:

              (i) the first __% of the Restricted Shares shall vest on _______, ____ if (A) the Participant's employment by the Company or any Subsidiary continues through that date or (B) the Participant's employment shall have been terminated by the Company and its Subsidiaries prior to that date without Cause (including termination due to reduction in force or lay-off) and such Restricted Shares shall not have previously vested pursuant to Section 3.2 or 3.3 or been forfeited pursuant to Section 3.4; and

              (ii) the remaining __% of the Restricted Shares shall vest on _______, ____ if (A) the Participant's employment by the Company or any Subsidiary continues through that date or (B) the Participant's employment shall have been terminated by the Company and its Subsidiaries without Cause (including termination due to reduction in force or lay-off) and such Restricted Shares shall not have previously vested pursuant to Section 3.2 or 3.3 or been forfeited pursuant to Section 3.4 .

         3.2 Accelerated Vesting. If not sooner vested and unless previously forfeited pursuant to Section 3.4, all Restricted Shares shall vest (regardless of whether the Participant's employment shall have been terminated by the Company and its Subsidiaries without Cause (including termination due to reduction in force or lay-off)) upon the earliest to occur of:

              (i) a Change in Control;

              (ii) the death of the Participant;

              (iii) the Disability of the Participant; or



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              (iv) the Retirement of the Participant.

         3.3 Discretionary Vesting. The Committee or the Board may accelerate the vesting of any or all of the Restricted Shares at any time and for any reason.

         3.4 Effect of Termination of Employment and Other Events on Vesting; Forfeiture of Unvested Restricted Shares. Unless otherwise determined by the Board or the Committee, all unvested Restricted Shares shall cease to vest and shall be forfeited upon the earliest to occur of:

              (i) the time of notification of the termination of the Participant's employment by the Company or any Subsidiary for Cause; or

              (ii) the date of the Participant's resignation from employment with the Company and its Subsidiaries for any reason (including resignation for good reason) other than Retirement.

         3.5 Effective Date of Termination of Employment or Retirement. For purposes hereof, except as otherwise set forth in Section 3.4(i), the date of resignation or termination of employment means the last date of actual employment, even if a different date is used for administrative convenience in connection with employee retirement, benefit or welfare plans.

                                   ARTICLE IV

                     PROCEDURES AFFECTING RESTRICTED SHARES

         4.1 Reversion to Treasury. All Restricted Shares which are forfeited pursuant to Section 3.4 shall automatically (and without need for further action by the Company, the Participant or any other person) revert to the Company and shall thereupon constitute treasury shares subject to the Plan.

         4.2 Delivery of Restricted Shares.

              (i) The Restricted Shares will be delivered to the Participant in book entry form by causing the Restricted Shares to be credited to the Participant's account at such brokerage firm as may be designated from time to time by the Company to assist in the administration of the Plan (the "Broker").

              (ii) The Restricted Shares will be delivered on or before __________, ____; provided, however, that if any of the Restricted Shares vest before such date, such Restricted Shares shall be delivered reasonably promptly thereafter (as determined by the Company).

              (iii) When Restricted Shares are delivered in book entry form, such delivery as well as all subsequent transfers and other matters relating to the Restricted Shares will be subject, in addition to all other provisions hereof, to the rules and requirements imposed by the Broker and such administrative rules and requirements as may be imposed by the Company. Prior to vesting, the Restricted Shares will be subject to stop transfer instructions


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given by the Company to the Broker and the transfer agent for the Common Stock.
Upon vesting of any Restricted Shares, such stop transfer instructions will be terminated (except to the extent that any Restricted Shares may be sold pursuant to Section 4.4 to satisfy Withholding Requirements). Upon forfeiture of any Restricted Shares, the Broker and such transfer agent will be instructed to debit such Restricted Shares from such account and return them to the Company.

              (iv) Each book entry relating to Restricted Shares may include such restrictive instructions in such forms as the Company may deem convenient, expedient, necessary or appropriate relating to the restrictions under this Agreement, applicable securities, tax or other laws or applicable rules of any securities exchange or market.

         4.3 Transfer of Restricted Shares.

              (i) Unvested Restricted Shares cannot be transferred or pledged to any individual or entity or for any purpose without the prior written consent of the Company. Any attempt to effect a transfer or pledge of unvested Restricted Shares without such consent shall be null and void.

              (ii) To the extent necessary (as determined by the Company) to permit resale by the Participant of vested Restricted Shares, the Company will use reasonable efforts to register the resale of such Restricted Shares under the Securities Act of 1933, so long as the Company is permitted to do so on Form S-3 or S-8 or a similar abbreviated form and subject to the terms and conditions set forth in the Plan and such other reasonable or customary terms and conditions as be may be imposed by the Company (including those relating to indemnification by the Participant for errors or omissions from information provided by the Participant).

         4.4 Withholding of Taxes.

              (i) The Company and its Subsidiaries shall withhold or deduct from any or all payments or amounts due to or held for the Participant, whether due from the Company or any Subsidiary or held in the Participant's account at the Broker, an amount (the "Withholding Amount") equal to all taxes (including unemployment (including FUTA), social security and medical (including FICA), and other governmental charges of any kind as well as income and other taxes) required to be withheld or deducted with respect to any and all taxable income and other amounts attributable to the Restricted Shares (the "Withholding Requirement").

              (ii) The Withholding Amount shall be determined by the Company and its Subsidiaries.

              (iii) The timing of withholding or deduction from such payments or amounts shall be determined by the Company and its Subsidiaries; provided, however, that, if such taxes are required to be paid to a tax or other governmental authority before such withholding or deduction is made, then the Company and its Subsidiaries shall pay such taxes when due as agent for the Participant and shall be entitled to reimbursement therefore from the Withholding Amount.



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              (iv) The Company may restrict transfer of any or all of the vested
Restricted Shares until all Withholding Requirements are satisfied.

              (v) Unless the Participant has made or makes a timely election pursuant to Section 83(b) of the Internal Revenue Code of 1986, the Participant authorizes the Company and the Broker to:

                  (A) sell, on his or her behalf and for his or her account, from time to time and at any time as the Company or the Broker may deem necessary, appropriate, convenient or expedient to satisfy each Withholding Requirement or to reimburse the Company and its Subsidiaries in respect thereof, a sufficient number of Restricted Shares (as determined by the Company or the Broker) so that the net proceeds from such sale equal or exceed the applicable Withholding Amount; and

                  (B) use the net proceeds to satisfy such Withholding Requirement (with any excess net proceeds to be paid to or deposited in an account of the Participant).

              (vi) If the Participant has made or makes an election pursuant to
Section 83(b) of the Internal Revenue Code of 1986, he or she shall immediately upon demand by the Company make a cash payment to the Company equal to any Withholding Amount in respect thereof.

              (vii) In connection with any sale of Restricted Shares pursuant to this Section 4.4, the Participant agrees that:

                  (A) such sale may be aggregated with sales of restricted stock granted to other participants under the Plan or other equity incentive plans;

                  (B) such aggregated sales may be made from time to time in one or more installments at any time;

                  (C) such aggregated sales may be made over time as the Company or the Broker may deem necessary, appropriate, convenient or expedient with a view toward avoidance or minimization of disruption of the market for the Common Stock, administrative convenience, minimization of costs and expenses or other factors; and

                  (D) the net proceeds from such aggregated sales and the sale prices of the shares sold may be allocated among such Restricted Shares and other shares of restricted stock and the Participant and such other participants as the Company or the Broker may deem reasonable.

              (viii) The Participant understands that:

                  (A) different Withholding Requirements may arise at different times based on time of delivery or vesting of Restricted Shares, tax elections or other factors;



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                  (B) different Withholding Requirements may be based on
different values attributable to the Restricted Shares at such times or otherwise based on applicable tax laws, changes in the financial performance or prospects of the Company, changes in market or economic conditions or other factors;

                  (C) it may not be practicable or permissible to sell Restricted Shares to satisfy each Withholding Requirement at the time due because of rules and requirements of the Broker, administrative rules and requirements of the Company, restrictions under the Company's insider trading and other compliance policies and procedures, potential liability for short-swing profits under Section 16(b) of the Securities Exchange Act of 1934, applicable securities, tax or other laws, applicable rules of any securities exchange or market, or other factors; and

                  (D) as a result, Restricted Shares may be sold at times and values that differ, potentially significantly, from those applicable to such Withholding Requirement and that such differences can result in gains or losses, potentially significant, relative to those values and capital gains and losses for tax purposes in addition to the taxes described in Section 4.4(i).

              (ix) The Participant hereby appoints each officer and assistant officer of the Company to be the Participant's true and lawful agent, proxy and attorney-in-fact, with full power of substitution and re-substitution (each, an "attorney-in-fact" and, together, the "attorneys-in-fact"), to take, cause to be taken and authorize the taking of any and all actions (including the giving of instructions to sell and the approval of confirmations), to incur, cause to be incurred and authorize the incurrence of any and all costs and expenses (including brokerage commissions), to undertake, cause to be undertaken and authorize the undertaking of any and all obligations and to execute, acknowledge, file, publish and deliver, cause to be executed, acknowledged, filed, published and delivered and authorize the execution, acknowledgement, filing, publication and delivery of any and all agreements, instruments and documents (including stock powers, account agreements and related documents, and wire transfer instructions) which such attorney-in-fact may deem necessary, appropriate, convenient or expedient to sell Restricted Shares, on behalf and for the account of the Participant, to generate net proceeds to satisfy any and all Withholding Requirements, to use net proceeds in satisfaction thereof and to otherwise give effect to the intent and purposes of this Section 4.4, all in the name of the Participant, such attorney-in-fact, the Company or any Subsidiary and all at such times, in such manners, in such amounts, on such exchanges or markets, on such terms, through such brokers, dealers and accounts and otherwise as such attorney-in-fact may determine in his or her sole and absolute discretion, and hereby grants to each attorney-in-fact the full power and authority to do any and all things necessary, convenient, expedient or appropriate in connection therewith. This power of attorney shall not be affected in any manner by reason of the execution, at any time, of other powers of attorney by the Participant in favor of persons other than the attorneys-in-fact named herein and shall not be affected by the subsequent death, disability or incompetence of the Participant. This power of attorney is irrevocable and coupled with an interest and shall remain in effect until all Withholding Requirements have been fully and unconditionally satisfied. All persons dealing with any of the attorneys-in-fact named herein may assume that this power of attorney has not been revoked and may be relied upon.



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              (x) The Participant acknowledges and agrees that neither the
Company, any Subsidiary, the Broker nor any of their respective affiliates, control persons, directors, officers, employees, representatives or agents shall have any liability or obligation for any losses, damages, costs or expenses of any kind or under any theory arising out of or in connection with any action taken or omitted to be taken or any delay in taking any action pursuant to or contemplated by this Section 4.4 (including the determination of any Withholding Amount or the time when any Withholding Requirement is required to be satisfied or any sale of or delay in selling or failure to sell or the price, terms or conditions of sale of any or all of the Restricted Shares), including any liability for any claim that the Participant could have made more or lost less in connection therewith or for any capital gain or loss due to the difference in time between the triggering of a Withholding Requirement and the resale of Restricted Shares in respect thereof or for violations of insider trading or other laws or for incurrence of liability for short-swing profits under Section 16(b) of the Securities Exchange Act of 1934, except to the extent that a court of competent jurisdiction determines by final and nonappealable judgment that any such losses, damages, costs or expenses resulted from actions taken or omitted to be taken by them in bad faith or from their gross negligence or willful misconduct. References in this Section 4.4 to "selling" and correlative terms include all activities related thereto, including placement and execution of sell orders, selection of brokers and dealers, delivery of share certificates, receipt of proceeds and payment of fees and commissions.

              (xi) The provisions hereof regarding sale of Restricted Shares to satisfy Withholding Requirements are also intended to constitute a trading plan within the meaning of Rule 10b5-1 under the Securities Act of 1933.

              (xii) The Participant accepts this Agreement and the Restricted Shares subject to, and agrees to assume, the limitations, risks and responsibilities inherent with respect to the Restricted Shares, including those mentioned in this Agreement.

                                   ARTICLE V

                                  MISCELLANEOUS

         5.1 Notices. All notices to a party must be given in writing and shall be deemed to have been duly given when delivered by hand or three days after deposited in the mail, postage prepaid or, in the case of telecopy or email notice, when received, addressed as follows or to such other address as to which the intended receiving party shall have duly given notice to the notifying party hereunder:

              (i) If to the Company, to the following address:

                  GrafTech International Ltd.
                  Brandywine West Bldg., Suite 301
                  1521 Concorde Pike
                  Wilmington, Delaware 19803
                  Attn:  General Counsel
                  Telecopy: (___) ________
                  Email:  ____________@graftech.com



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                  with a copy to:

                  UCAR Carbon Company Inc.
                  12900 Snow Road
                  Parma, Ohio 44130
                  Attn:  Human Resources
                  Telecopy: (___) ________
                  Email:  ____________ @graftech.com

             (ii) If to the Participant, to his or her most recent primary residential address or business telecopy or email address as shown on the records of the Company and its Subsidiaries.

         5.2 Amendment. This Agreement may be amended only by a writing executed by the parties which specifically states that it is amending this Agreement, except that this Agreement may be amended by a writing executed by the Company which so states if such amendment is not adverse to the Participant or relates to administrative matters.

         5.3 Governing Law and Interpretation. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein without regard to the conflicts of law principles thereof. Whenever the word "including" is used herein, it shall be deemed to be followed by the phrase "without limitation". Unless otherwise specified herein, all determinations, consents, elections and other decisions by the Company, the Board, the Committee or the Broker may be made, withheld or delayed in its sole and absolute discretion.

         5.4 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

         5.5 Counterparts. This Agreement may be executed in counterparts, which together shall constitute one and the same instrument and which will be deemed effective whether received in original form or by telecopy or other electronic means.

         IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties.

PARTICIPANT                                 GRAFTECH INTERNATIONAL LTD.


____________________________________        By:________________________________
Signed                                      Name:______________________________
                                            Title:_____________________________

Name:_______________________________
Home Address:_______________________
             _______________________


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